Exhibit 99.1

News Release

JBT Corporation 70 W. Madison Chicago, IL 60602

For Release: Immediate

Investors & Media:	Megan Rattigan	(312) 861-6048 megan.rattigan@jbtc.com

JBT Corporation Announces Return of President and Chief Executive Officer Tom Giacomini

CHICAGO, September 14, 2020 – JBT Corporation (NYSE: JBT) announced today that Tom Giacomini will return to the Company as President and Chief Executive Officer on September 21, 2020, following a personal leave of absence for medical reasons. Brian Deck, who has been serving as Interim CEO, will continue to serve as Executive Vice President and Chief Financial Officer, and Alan Feldman will continue in his role as Interim Non-Executive Chairman through the end of the year.

“On behalf of the Board of Directors, we welcome Tom back,” said Mr. Feldman. “We would also like to thank Brian for his outstanding leadership of the Company during Tom’s leave.”

“I am eager to get back to work with Brian, the Board and the rest of the JBT team,” said Mr. Giacomini. “I want to express my sincere gratitude to the JBT family for their support and well wishes these past few months, and in particular to Brian for his strong leadership of the Company.”

Mr. Deck said, “We are all very happy to have Tom back and I look forward to working with him and JBT’s management team to continue executing on our strategic priorities.”

JBT Corporation (NYSE: JBT) is a leading global technology solutions provider to high-value segments of the food & beverage industry with focus on proteins, liquid foods and automated system solutions. JBT designs, produces and services sophisticated products and systems for multi-national and regional customers through its FoodTech segment. JBT also sells critical equipment and services to domestic and international air transportation customers through its AeroTech segment. JBT Corporation employs approximately 6,300 people worldwide and operates sales, service, manufacturing and sourcing operations in more than 25 countries. For more information, please visit www.jbtc.com.

Forward-Looking Statements

This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature and are subject to risks and uncertainties that are beyond JBT’s ability to control. Forward-looking statements include, among others, statements relating to our leadership and our future financial performance and our plans. These risks and uncertainties include, but are not limited to: the duration of the COVID-19 pandemic and the effects of the pandemic on our ability to operate our business and facilities, on our customers, on our supply chains and on the economy generally; fluctuations in our financial results; unanticipated delays or acceleration in our sales cycles; deterioration of economic conditions; disruptions in the political, regulatory, economic and social conditions of the countries in which we conduct business; changes to trade regulation, quotas, duties or tariffs; risks associated with current and future acquisitions; potential effects of the U.K.’s exit from the E.U.; fluctuations in currency exchange rates; difficulty in implementing our business strategies; increases in energy or raw material prices and availability of raw materials; changes in food consumption patterns; impacts of pandemic illnesses, food borne illnesses and diseases to various agricultural products; weather conditions and natural disasters; impact of climate change and environmental protection initiatives; risks related to corporate social responsibility; our ability to comply with the laws and regulations governing our U.S. government contracts; acts of terrorism or war; termination or loss of major customer contracts and risks associated with fixed-price contracts; customer sourcing initiatives; competition and innovation in our industries; our ability to develop and introduce new or enhanced products and services and keep pace with technological developments; difficulty in developing, preserving and protecting our intellectual property or defending claims of infringement; catastrophic loss at any of our facilities and business continuity of our information systems; cyber-security risks; loss of key management and other personnel; potential liability arising out of the installation or use of our systems; our ability to comply with U.S. and international laws governing our operations and industries; increases in tax liabilities; work stoppages; fluctuations in interest rates and returns on pension assets; availability of and access to financial and other resources; and other factors described under the captions “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and the Company’s most recent Quarter Report on Form 10-Q filed by JBT with the Securities and Exchange Commission. In addition, many of our risks and uncertainties are currently amplified by and will continue to be amplified by the COVID-19 pandemic. Given the highly fluid nature of the COVID-19 pandemic, it is not possible to predict all such risks and uncertainties. JBT cautions shareholders and prospective investors that actual results may differ materially from those indicated by the forward-looking statements. JBT undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments, subsequent events or changes in circumstances or otherwise.